Exhibit 99.1

Contacts

Investor Relations: Tiffany Louder, (214) 310-8407

Media: Dan Gugler, (310) 226-2645

Korn Ferry Board Authorizes Quarterly Dividend Increase for Fifth Consecutive Year

Dividend Increases 30% to $0.48 Per Share

LOS ANGELES, March 10, 2025 – Korn Ferry (NYSE:KFY), a global organizational consulting firm, today announced its Board of Directors has approved a 30% increase in its quarterly cash dividend to $0.48 per share. This dividend will be payable on April 15, 2025 to shareholders of record on March 27, 2025. This represents an indicated annual dividend of $1.92 per share.

“This marks the fifth consecutive year that we have increased our regular quarterly cash dividend and demonstrates the continued confidence we have in our business,” said Gary D. Burnison, CEO, Korn Ferry.

About Korn Ferry

Korn Ferry is a global organizational consulting firm, bringing together strategy and talent to drive superior performance for our clients. We work with clients to design their organizational structures, roles, and responsibilities. We help them hire the right people and advise them on how to reward, develop, and motivate their workforce. And we help professionals navigate and advance their careers.

Forward-Looking Statements

Statements in this Press Release that relate to Korn Ferry’s goals, strategies, future plans and expectations, and other statements of future events or conditions are forward-looking statements that involve a number of risks and uncertainties. Words such as “believes”, “expects”, “anticipates”, “may”, “should”, “will”, “likely”, and “confidence”, and variations of such words and similar expressions are intended to identify such forward-looking statements. Readers are cautioned not to place undue reliance on such statements. Such statements are based on current expectations; actual results in future periods may differ materially from those currently expected or desired because of a number of risks and uncertainties that are beyond the control of Korn Ferry, including global and local political and economic developments, demand fluctuations, and those risks and uncertainties included in Korn Ferry’s periodic filings with the Securities and Exchange Commission, including the factors described in the sections entitled “Risk Factors” and “Forward-Looking Statements” of the Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2024. Korn Ferry disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as otherwise required by applicable law.